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                           SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        UNIVERSAL OUTDOOR HOLDINGS, INC.


          It is hereby certified that Universal Outdoor Holdings, Inc. (the "Corporation") existing pursuant to the provisions of the Delaware General Corporation Law, as from time to time amended (the "Act"), hereby is amending its Certificate of Incorporation, by amending and restating the original Certificate of Incorporation, as previously amended, in its entirety, and further certified as follows:

          The original Certificate of Incorporation was filed on May 23, 1991. The exact text of the entire Certificate of Incorporation, as amended and restated (the "Certificate") is set forth in its entirety below:

          FIRST:    NAME. The name of the Corporation is Universal Outdoor
Holdings, Inc.

          SECOND:   ADDRESS.  The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

          THIRD:    PURPOSE.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Act.

          FOURTH:   CAPITAL STOCK.

          A. CAPITALIZATION. The total number of shares of capital stock which the Corporation shall have the authority to issue is: (1)(i) Seven Hundred Fifty Thousand (750,000) shares of Common Stock, having a par value of



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$.01 per share (the "Common Stock"), (ii) Three Hundred Thousand (300,000)
shares of Class B Common Stock, having a par value of $.01 per share (the "Class B Common Stock"), and (iii) Three Hundred Thousand (300,000) shares of Class C Common Stock, having a par value of $.01 per share (the "Class C Common Stock", and collectively with the Common Stock and the Class B Common Stock, the "Common Capital Stock"), and (2) One Hundred Seventy-Eight Thousand (178,000) shares of Preferred Stock, consisting of One Hundred Thirty Thousand (130,000) shares of Series A Preferred Stock and Forty-Eight Thousand (48,000) shares of Series B Preferred Stock, each without par value and with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated and expressed by resolution or resolutions adopted by the Board of Directors pursuant to the authority that is hereby expressly vested in the Board of Directors.

          B. RIGHTS GENERALLY. Except as otherwise provided by the laws of the State of Delaware or elsewhere herein, all shares of Common Stock, Class B Common Stock and Class C Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

          C. VOTING RIGHTS. (1) Except as otherwise provided by the laws of the State of Delaware or elsewhere in this Certificate, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock on all matters.

               (2) Except as otherwise provided by the laws of the State of Delaware or elsewhere in this Certificate, each holder of shares of Class B Common Stock shall be entitled to one vote for each share of Class B Common Stock on all matters.

               (3) Except as otherwise required by the laws of the State of Delaware or provided in this Certificate, the holder of shares of Class C Common Stock shall not vote on any matters; PROVIDED, HOWEVER, that following a sale of shares of Class C Common Stock to a Qualified Buyer (as defined below), each share of Class C Common Stock held by such Qualified Buyer shall be enti-

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tled to one hundred votes for each share of Class C Common Stock on all matters.

               (4) Except as otherwise provided by the laws of the State of Delaware or elsewhere in this Certificate, holders of Common Stock, Class B Common Stock and, when and if entitled to vote, Class C Common Stock shall at all times vote on all matters as a single class and except as may otherwise be provided herein or required by law or in any certificate that may hereinafter be filed, together with the holders of any other series or class of stock of the Corporation having voting rights.

               (5) For purposes of this Certificate, a "Qualified Buyer" shall mean a buyer (other than an Affiliate (as defined below) of Kelso Investment Associates V, L.P. or Kelso Equity Partners V, L.P., together, "Kelso") who in connection with the acquisition of a majority (the "Qualified Purchase") of the then issued and outstanding Class B Common Stock and Class C Common Stock agrees to enter into, or cause an Affiliate to enter into, a merger agreement (or other type of acquisition agreement) pursuant to which it (or its Affiliate) shall (i) acquire (or purchase) all of the issued and outstanding shares of Common Stock or (ii) effect a merger or other acquisition of the Corporation or of Universal Outdoor, Inc. ("Universal"), an Illinois corporation and a wholly owned subsidiary of the Corporation, in each case, pursuant to which (or in connection with) the holder of each share of Common Stock (other than such Qualified Buyers and its Affiliates) will be entitled to receive in respect of each share of Common Stock the same per share consideration as paid in respect of the Class B Common Stock and the Class C Common Stock (both as to value and form of the consideration) pursuant to the Qualified Purchase.

               (6) For purposes of this Certificate, an "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

          D. DIVIDENDS. The holders of Common Stock, Class B Common Stock and Class C Common Stock will be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the

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Board of Directors of the Corporation whether payable in cash, property or securities of the Corporation; PROVIDED, THAT, no dividend may be declared with respect to any of the Common Stock, Class B Common Stock or Class C Common Stock unless an Equivalent Dividend (as defined herein) per share is declared and paid on each of the other classes of Common Capital Stock. An "Equivalent Dividend" shall mean a dividend or distribution in the same form and per share amount that is paid on the other classes of Common Capital Stock, except that each class of Common Capital Stock shall be considered identical to each other class for such purposes; PROVIDED, FURTHER, THAT, dividends or distributions paid in-kind as to each class of Common Capital Stock shall be paid only in such class of Common Capital Stock.

          E. LIQUIDATION. In the event of voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Corporation, the holders of the Common Stock, Series B Common Stock and Series C Common Stock shall be entitled to share equally and ratably, share for share, in all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders. A consolidation or merger of the Corporation with and into any other corporation shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation as those terms are used in this sub-paragraph.

          F. CLASS VOTING REQUIREMENTS.

               (1) Any amendment, repeal or modification of any provision of this Certificate that adversely affects rights of, or increases the number of authorized shares of, any class of Common Capital Stock shall require the approval of a majority of the outstanding shares of such class of Common Capital Stock, in addition to any other stockholder approval which may be required by law or by this Certificate for such amendment, repeal or modification. Any amendment to this sub-paragraph F, sub-paragraph C of paragraph FOURTH, sub-paragraph A of paragraph SIXTH, paragraph SEVENTH, paragraph TENTH or to paragraph ELEVENTH shall require the approval of a majority of the outstanding shares of each class of Common Capital Stock in respect of which there are outstanding shares. Any action by the Corporation as the sole stockholder of Universal, with respect to the amendment of any

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provision of the certificate of incorporation or by-laws of Universal dealing with either the number of, or parties eligible to be, directors of Universal or voting or approval requirements for action of the board of directors of Universal shall require either (i) in the event that there are no vacancies on the Board of Directors of the Corporation, the unanimous approval of the Board of Directors of the Corporation, or (ii) the approval of the Board of Directors of the Corporation and the approval of a majority of the holders of each class of Common Capital Stock which at the time was entitled to elect a director of the Corporation pursuant to paragraph SIXTH, unless all directors which such class had elected pursuant to any such paragraph SIXTH approved such action.
Any amendment to the By-laws which has the effect of increasing the percentage of the outstanding shares of any class required to approve or take any action or which otherwise adversely affects the rights of such class in a manner not applicable to the other classes shall require the approval of a majority of the holders of such class.

               (2) In addition to any other stockholder approval which may be required by law or this Certificate, the approval of a majority of the outstanding shares of each class of Common Capital Stock shall be required to approve any Material Event (as hereinafter defined) which is otherwise required by law or this Certificate to be approved by all of the stockholders or the holders of Common Capital Stock only.

          G. STOCK SPLITS; ADJUSTMENTS. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock, Class B Common Stock or Class C Common Stock, the outstanding shares of the other classes of Common Capital Stock shall be proportionately subdivided or combined, as the case may be, and effective provision shall be made by the Board of Directors of the Corporation (whose determination with respect thereto will be final and binding) for the protection of all conversion rights hereunder.

          FIFTH:    BY-LAWS.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation pursuant to the provisions of paragraph SIXTH, sub-paragraph C hereof,

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subject to any specific limitation on such power provided by any By-Laws adopted by the stockholders; PROVIDED, THAT no by-law shall at any time be inconsistent with any provision of this Certificate.

          SIXTH:    BOARD OF DIRECTORS.

          A. DIRECTORS GENERALLY. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise required by law. The number of directors constituting the entire Board of Directors of the Corporation shall be not less than four nor no more than seven as provided in sub-paragraph B below and in the By-Laws of the Corporation. Elections of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

          B. ELECTION OF DIRECTORS. (1) The holders of the Common Stock, constituting a separate class, shall have the sole right to vote for and elect three directors of the Corporation, who shall be known as "Common Stock Directors", to remove any Common Stock Directors with or without cause and to fill all vacancies in respect of all Common Stock Directors (in each case by vote or written action of a majority of such holders).

               (2) The holders of the Class B Common Stock, constituting a separate class, shall have the sole right to vote for and elect one director of the Corporation, who shall be known as a "Class B Common Stock Director", to remove a Class B Common Stock Director with or without cause and to fill any vacancy in respect of a Class B Common Stock Director (in each case by vote or written action of a majority of such holders).

               (3) Except as otherwise provided by the laws of the State of Delaware, the holders of Class C Common Stock shall not be entitled to vote for and elect directors; PROVIDED, HOWEVER, that following a sale of shares of Class C Common Stock to a Qualified Buyer, the holders of the Class C Common Stock, constituting a separate class, shall have the sole right to vote for and elect three directors of the Corporation, who shall be known as "Class C Common Stock Directors", to remove any Class C Common Stock Directors with or without cause and to fill all vacancies in respect of all Class C Common

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Stock Directors (in each case by vote or written action of a majority of such holders).

          C. BOARD ACTIONS. (1) Subject to clause (2) of this sub-paragraph C and the laws of the State of Delaware, the Board of Directors shall take action in the manner provided for in the By-Laws of the Corporation.

               (2) Except as otherwise provided by the laws of the State of Delaware, any Material Event (as defined herein) shall require the unanimous approval of the members of the Board of Directors of the Corporation present at a duly called meeting (or to the extent permitted in the By-Laws, by the unanimous written consent of all of the directors) of the Board of Directors at which a quorum is present; PROVIDED, THAT following the sale of shares of Class C Common Stock to a Qualified Buyer, approval of any Material Event shall only require the approval of a majority of the Board of Directors.

               (3) For purposes of this Certificate, a "Material Event" shall mean (i) any amendment to any provision of this Certificate or to the By-Laws of the Corporation, (ii) the issuance, sale, purchase, redemption, conversion, acquisition or exchange of any stock or stock equivalents of the Corporation or any of its subsidiaries, (iii) the approval of the annual budget (or revision thereto) of the Corporation, (iv) any sale, merger, restructuring, liquidation, or other fundamental transaction of the Corporation or a sale or disposition of a substantial portion of its assets (including a sale of any subsidiary of the Corporation or a sale or disposition of a substantial portion of the assets of any subsidiary of the Corporation), (v) the filing of any bankruptcy petition by or on behalf of the Corporation or any of its subsidiaries, (vi) the payments of dividends or distributions to holders of capital stock of the Corporation, (vii) a public offering of securities of the Corporation, (viii) any acquisition, capital expenditure or incurrence of indebtedness, including guarantees, or other obligation, in excess of $2,000,000, (ix) the replacement of the Corporation's or any of its subsidiaries' outside accountants, (x) any transactions with Affiliates of the Corporation (other than with any of its subsidiaries), (xi) any amendment or modification to the terms of any class of warrants or other securities exercisable for capital stock of the Corporation (including

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

any amendment or modification to any plan adopted by the Board of Directors in connection therewith), (xii) a Transfer (as defined in paragraph SEVENTH) of any share of Common Stock, Class B Common Stock or Class C Common Stock, other than a Transfer in accordance with the provisions of paragraph SEVENTH, and (xiii) any action taken by or on behalf of the Corporation acting as the sole stockholder of Universal.

          D. UNIVERSAL BOARD OF DIRECTORS. The Board of Directors shall direct the Corporation, in its capacity as the sole shareholder of Universal, to use its best efforts to cause the board of directors of Universal to be comprised at all times of the directors as are the directors of the Corporation at such time.

          E. APPOINTMENTS COMMITTEE. (1) In addition to any other committees of the Board of Directors created pursuant to the By-Laws of the Corporation, an appointments committee (the "Appointments Committee") shall be created and shall have the power to appoint, remove and replace the chief executive officer of the Corporation who shall be the President of the Corporation.

               (2) The Appointments Committee shall initially consist of two Common Stock Directors and the Class B Common Stock Director; PROVIDED, that following a Triggering Event (as defined below), the Appointments Committee, at the option of the holders of a majority of the Class B Common Stock as set forth in a notice to the Corporation, shall consist of only the Class B Common Stock Director; and PROVIDED FURTHER, that following a sale of shares of Class C Common Stock to a Qualified Buyer, the Appointments Committee shall consist of only two Class C Common Stock Directors.

               (3) For purposes of this Certificate, a "Triggering Event" shall mean (i) a failure by the Corporation (by more than ten percent (10%)) to meet the cumulative projections for the twelve most recent months as set forth in the consolidated (which shall include Universal) annual budget (or any revision thereto) contemplated by paragraph SIXTH, sub-paragraph C(3)(iii) for two consecutive quarters (tested on a quarterly basis), PROVIDED, HOWEVER that should the directors of the Corporation fail to agree on an annual budget (or any revision thereto) for the Corporation within a reasonable period

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of time from the start of any fiscal year, for purposes of this clause (i) the applicable annual budget shall be the consolidated annual budget for the Corporation most recently agreed to by the directors of the Corporation, (ii) a material breach (material breach shall include any breach of any payment provision, financial ratio or other financial test) of or a material default uncured for a reasonable period of time (material default shall include any default, coupled with the giving of any requisite notice in connection therewith) under any indebtedness, including any guarantee or other obligation, of the Corporation or any Subsidiary, and (iii) the death, disability or resignation or termination (with or without cause) as an officer of the Corporation of Daniel Simon.

          SEVENTH:  TRANSFER RESTRICTIONS.

               (1) Except as provided in paragraph SIXTH sub-paragraph C, for a period of three years following the date of issuance of Class B Common Stock and Class C Common Stock, no holder of Common Stock may Transfer, and the Corporation shall not register the transfer of, any shares of Common Stock to any person or entity other than (i) to a Permitted Transferee of such holder, or
(ii) with the prior consent of (X) the Class B Common Stock Director or (Y) following a sale to a Qualified Buyer, a majority of the Class B Common Stock Director and Class C Common Stock Directors.

               (2) Except as provided in paragraph SIXTH sub-paragraph C, no holder of Class B Common Stock or Class C Common Stock shall Transfer, and the Corporation shall not register the Transfer of, any shares of Class B Common Stock or Class C Common Stock, as the case may be, to any party other than (i) to a Permitted Transferee of such holder, other than a Permitted Transferee which operates any business other than as an investment fund, an investment company or any other entity substantially similar thereto, (ii) with the prior consent of (X) a majority of the holders of Common Stock voting separately as a class, or (Y) a Common Stock Director, or (iii) after March 31, 1999, to a Qualified Buyer.

               (3) In the event that a Transfer of any shares of Common Stock, Class B Common Stock or Class C Common Stock has taken place in violation of clause (1) or clause (2) of this paragraph SEVENTH, such Transfer

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shall be void and of no effect and no dividend of any kind whatsoever nor any distribution pursuant to liquidation of otherwise shall be paid by the Corporation to the transferee in respect of such shares (all such dividends and distributions being deemed waived), and the voting rights of such shares on any matter whatsoever shall remain vested in the transferor, during the period commencing with such party's initial failure of compliance and ending when compliance shall have occurred.

               (4) For purposes of this Certificate, "Transfer" shall mean sell, assign, transfer, exchange, mortgage, pledge or grant a security interest in, or otherwise dispose of or encumber any interest in the Corporation or shares of its capital stock, other than the pledge of shares of Common Capital Stock as collateral securing indebtedness under the Acquisition Credit Agreement and Revolving Credit Agreement, each dated as of March 29, 1996, and each among Universal, various lenders from time to time as parties thereto, LaSalle National Bank, as co-agent, and Bankers Trust Company, as agent (or under any successor agreement or any indebtedness, directly or indirectly, refinancing any such indebtedness).

               (5) The Corporation shall note on each certificate representing the shares of Common Stock, Class B Common Stock and Class C Common Stock that there are restrictions on the transfer of such share imposed by paragraph SEVENTH of the Certificate.

               (6) For purposes of this Certificate, "Permitted Transferee" shall mean the Corporation and (i) any Affiliate, (ii) the spouses, lineal descendants, heirs, executors, administrators, testamentary trustees or legatees of the holder of Common Capital Stock and (iii) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only the holder of the Common Capital Stock, his spouse, members of his immediate family or his lineal descendants; PROVIDED that the transfer to any such person is in compliance with all applicable federal, state and foreign securities laws.

          EIGHTH:  EXISTENCE.  The Corporation is to have perpetual existence.

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          NINTH:    AMENDMENT.  Except as otherwise provided for herein, the
Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

          TENTH:    SHAREHOLDER ACTIONS.  Subject to the provisions of the laws of the State of Delaware or as otherwise provided herein, any provision of the Certificate may be amended, altered, changed or repealed, and the By-Laws of the Corporation may be adopted, repealed, altered, amended or rescinded, in each case by the affirmative vote of the holders of more than eighty percent (80%) of the Common Stock, the Class B Common Stock and, when and if entitled to vote, the Class C Common Stock (and, except as otherwise provided herein or required by law or in any certificate that may hereinafter be filed, holders of any other series or class of stock of the Corporation having voting rights) voting together as a single class.

          ELEVENTH: EXCULPATION; INDEMNIFICATION.

          A. DIRECTOR LIABILITY. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Act or (iv) for any transaction from which such director derived an improper personal benefit. If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of this Section A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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          B. INDEMNIFICATION GENERALLY. (1)  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, or itself, create a presumption that such person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

               (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have

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been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of lability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

               (3) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (1) and (2) of this Section B, or in defense of any claim, issue of matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

               (4) Any indemnification under paragraphs (1) and (2) of this Section B (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (1) and (2) of this Section B. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (iii) by the stockholders.

               (5) Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation pursuant to this Section B. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid

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upon such terms and conditions, if any, as the Board of Directors deems appropriate.

               (6) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section B shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

               (7) For purposes of this Section B, any reference to the "Corporation" shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section B with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

               (8) For purposes of this Section B, any reference to "other enterprise" shall include employee benefit plans; any reference to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and any reference to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section B.

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               (9) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section B shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          C. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Act.

          This Certificate has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the Act.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed pursuant to Section 103(a)(2) of the Act by the undersigned duly authorized officers of the Corporation on this 5th day of April, 1996.

                                                UNIVERSAL OUTDOOR HOLDINGS, INC.


                                               By:______________________________
                                                    Daniel L. Simon, President

ATTEST:


________________________
Paul G. Simon, Secretary


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